Exhibit 99.1

For Release: October 31, 2006
Contact: Lisa Razo
(802) 865-1838

Merchants Bancshares, Inc. Announces 2006 Third Quarter Results

SOUTH BURLINGTON, VT - Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, today announced net income of $2.65 million, or diluted earnings per share of 42 cents, for the quarter ended September 30, 2006. This compares with net income of $3.02 million, or diluted earnings per share of 47 cents, for the quarter ended September 30, 2005. The return on average assets was 0.95% and the return on average shareholders' equity was 16.16% for the third quarter of 2006, compared to 1.15% and 18.31%, respectively, for the third quarter of 2005. Merchants sold $23 million in securities in early October 2006. These securities were considered other than temporarily impaired as of the end of the quarter, resulting in a pre-tax loss of $452 thousand. The impact on net income for the third quarter of 2006 was a reduction of $294 thousand, or five cents per share.

Merchants declared a dividend on October 19, 2006, of 28 cents per share payable November 16, 2006, to shareholders of record as of November 2, 2006. For more information on the quarter please refer to Merchants' quarterly Form 10-Q, which will be filed on or about October 31, 2006, and will be available on the SEC website at www.sec.gov.

Mr. Joseph Boutin, Merchants' President and Chief Executive Officer; Ms. Janet Spitler, Merchants' Chief Financial Officer; and Mr. Michael Tuttle, President and Chief Executive Officer of Merchants Bank, will host a conference call to discuss these earnings results at 10:00 a.m. Eastern Time on Thursday November 2, 2006. Interested parties may participate in the conference call by dialing (800) 230-1085; the title of the call is Earnings Release Conference Call for Merchants Bancshares, Inc. Participants are asked to call a few minutes prior to register. A replay will be available until noon on Thursday November 9, 2006. The U.S. replay dial-in telephone number is (800) 475-6701. The international replay dial-in telephone number is (320) 365-3844. The replay access code is 806415.

The continuing mission of Merchants Bank is to provide Vermonters with a true community bank. It fulfills this commitment through a branch-based system that includes 36 bank offices and 43 ATMs throughout Vermont, personal bankers dedicated to top-quality customer service, and streamlined products: FreedomLYNX® Banking, which consists of Free Checking for Life®, a Money Market Account, Free Online Banking and Bill Pay, Overdraft Coverage, Direct Deposit, a Free Debit Card and Free Automated Phone Banking; TimeLYNX® Certificates of Deposit; HomeLYNX® Home Equity Loans; RealLYNX® Residential Mortgages and CommerceLYNX® Business Banking. Merchants Bank also includes a trust and investment division, known as Merchants Trust Company, serving individuals and institutions. For more information about Merchants Bank, visit mbvt.com. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC. Equal Housing Lender.

Some of the statements contained in this press release may constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement.

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Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this release, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

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Merchants Bancshares, Inc.
Financial Highlights
(In thousands except share and per share data)

	09/30/06	12/31/05	09/30/05	12/31/04

Balance Sheets - Period End
Total assets	$1,126,197	$1,075,236	$1,054,327	$1,032,405
Loans	679,884	605,926	592,990	584,332
Allowance for loan losses ("ALL")	6,858	7,083	7,072	7,512
Net loans	673,026	598,843	585,918	576,820
Investment securities	377,577	390,460	384,351	376,547
Other assets	75,594	85,933	84,058	79,038
Deposits	857,058	854,576	866,062	834,164
Short-term borrowings	24,757	52,988	23,976	57,374
Long-term debt	59,382	55,764	66,199	49,757
Securities sold under agreement to repurchase	89,034	20,000	--	--
Junior subordinated debentures issued to
Unconsolidated subsidiary trust	20,619	20,619	20,619	20,619
Other liabilities	6,585	4,892	12,078	5,307
Shareholders' equity	68,762	66,397	65,393	65,184
Balance Sheets - Quarter-to-Date Averages
Total assets	$1,114,026	$1,059,923	$1,051,742	$1,041,944
Loans	660,069	598,159	590,263	586,268
Allowance for loan losses	6,703	7,101	7,445	7,862
Net loans	653,366	591,058	582,818	578,406
Investment securities, including Federal Home
Loan Bank stock	393,738	396,034	394,405	391,967
Federal funds sold, securities purchased under agreements
to resell, and interest bearing deposits with banks	123	58	3,025	433
Other assets	66,799	72,773	71,494	71,138
Deposits	863,099	854,591	853,712	844,958
Short-term borrowings	28,944	50,741	31,654	45,652
Long-term debt	50,353	59,365	69,693	52,157
Securities sold under agreement to repurchase	79,426	851	--	--
Junior subordinated debentures issued to
Unconsolidated subsidiary trust	20,619	20,619	20,619	3,214
Other liabilities	6,087	9,249	10,157	14,113
Shareholders' Equity	65,498	64,507	65,907	81,850
Interest earning assets	1,053,930	994,251	987,693	978,668
Interest bearing liabilities	920,467	863,077	856,333	822,601
Ratios and Supplemental Information - Period End
Book value per share	$10.99	$10.55	$10.37	$10.44
Tier I leverage ratio	8.29%	8.54%	8.40%	8.09%
Period end common shares outstanding	6,257,938	6,290,889	6,303,322	6,243,710
Credit Quality - Period End
Nonperforming loans ("NPLs")	$2,867	$2,364	$4,062	$3,336
Nonperforming assets ("NPAs")	3,179	2,364	4,062	3,336
NPLs as a percent of total loans	0.42%	0.39%	0.68%	0.57%
NPAs as a percent of total assets	0.28%	0.22%	0.39%	0.32%
ALL as a percent of NPLs	239%	300%	174%	225%
ALL as a percent of total loans	1.01%	1.17%	1.19%	1.29%

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Merchants Bancshares, Inc.
Financial Highlights
(In thousands except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Operating Results
Interest income
Interest and fees on loans	$11,226	$ 9,374	$31,764	$26,960
Interest and dividends on investments	4,711	4,267	13,987	12,744
Total interest income	15,937	13,641	45,751	39,704
Interest expense
Deposits	3,876	2,459	10,478	6,182
Short-term borrowings	1,346	271	3,828	987
Long-term debt	853	874	2,498	2,562
Total interest expense	6,075	3,604	16,804	9,731
Net interest income	9,862	10,037	28,947	29,973
Provision for loan losses	--	--	--	--
Net interest income after provision for loan losses	9,862	10,037	28,947	29,973
Noninterest income
Trust Company income	428	404	1,320	1,239
Service charges on deposits	1,157	1,144	3,504	3,346
Gain (loss) on sale of investments, net	(452)	(65)	(452)	19
Equity in losses of real estate limited partnerships	(423)	(441)	(1,270)	(1,291)
Other noninterest income	821	850	2,352	2,216
Total noninterest income	1,531	1,892	5,454	5,529
Noninterest expense
Salaries and employee benefits	4,059	4,048	12,185	12,070
Occupancy and equipment expenses	1,444	1,504	4,460	4,685
Legal and professional fees	605	615	1,720	1,512
Marketing expenses	349	346	1,048	920
Other noninterest expense	1,505	1,420	4,531	4,516
Total noninterest expense	7,962	7,933	23,944	23,703
Income before income taxes	3,431	3,996	10,457	11,799
Income taxes	785	980	2,418	2,826
Net income	$ 2,646	$ 3,016	$ 8,039	$ 8,973
Ratios and Supplemental Information
Weighted average common shares outstanding	6,265,119	6,303,160	6,285,397	6,316,336
Weighted average diluted shares outstanding	6,288,461	6,347,486	6,310,395	6,359,597
Basic earnings per common share	$ 0.42	$ 0.48	$ 1.28	$ 1.42
Diluted earnings per common share	0.42	0.47	1.27	1.41
Return on average assets	0.95%	1.15%	0.97%	1.14%
Return on average shareholders' equity	16.16%	18.31%	16.42%	18.29%
Net interest rate spread	3.38%	3.81%	3.40%	3.86%
Net interest margin	3.72%	4.04%	3.71%	4.05%
Efficiency ratio (1)	64.34%	61.18%	64.21%	61.82%

(1)

The efficiency ratio excludes amortization of intangibles, equity in losses of real estate limited partnerships, OREO expenses, gain/loss on sales of securities, state franchise taxes, and any significant nonrecurring items.

Note:	As of September 30, 2006, the Bank had off-balance sheet liabilities in the form of standby letters of credit to customers in the amount of $6.27 million.

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